UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2006

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                                     1-13589          36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                               60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 8, 2006, Prime Group Realty Trust (the "Company") issued a press release announcing its consolidated financial results for the third quarter ended September 30, 2006.

A copy of the press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference. The press release will be available on the Company’s Internet website (www.pgrt.com) and will also be available upon request as specified on the website. The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or into any proxy statement or other report filed by the Company under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

None

(b)	Exhibits:

Exhibit No.	Description

99.1	Prime Group Realty Trust Third Quarter Ended September 30, 2006 Earnings Press Release dated November 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: November 8, 2006	President and Chief Executive Officer

EXHIBIT 99.1

November 8, 2006

PRIME GROUP REALTY TRUST REPORTS THIRD QUARTER 2006 RESULTS

CHICAGO, Illinois. November 8, 2006 – Prime Group Realty Trust (NYSE: PGEPRB) (the "Company") announced its results today for the third quarter ended September 30, 2006. Net loss available to common shareholders, after the allocation of $2.25 million in accrued quarterly distributions to the preferred shareholders was $0.1 million or $0.55 per share for the third quarter of 2006, compared to the net loss of $0.1 million or $0.34 per share reported for the third quarter of 2005.

Revenue for the third quarter was $24.9 million, an increase of $1.2 million from third quarter 2005 revenue of $23.7 million, primarily due to (i) the increase of $0.5 million in rental income, principally as a result of increased occupancy, (ii) an increase of $0.4 million in other property related revenues and (iii) an increase of $0.3 million in our taxable REIT subsidiary revenues.

The results of the Company’s operations compared to the third quarter of 2005, before minority interest, were affected by:

•	a $4.2 million increase in interest expense primarily due to increased debt and higher variable interest rates; and
•

a $1.0 million increase in the non-cash allocation of losses from investments in unconsolidated joint ventures, which are primarily attributable to increased depreciation and amortization related to the revaluation to fair value of assets in connection with the Company’s acquisition by an affiliate of The Lightstone Group in July 2005 (the “Acquisition”).

and the foregoing were partially offset by:

•

a $0.9 million decrease in depreciation and amortization primarily attributable to adjustments to the depreciable basis of tangible and intangible assets that were required by applicable accounting rules in connection with the Acquisition.

About the Company

Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.9 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet and three joint venture interests in office properties totaling 2.6 million net rentable square feet. It leases and manages all 6.5 million square feet.

For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

Founded in 1988, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 20,000 residential units as well as office, industrial and retail properties totaling approximately 30 million square feet of space in 28 states and Puerto Rico. Headquartered in Lakewood, New Jersey, The Lightstone Group employs over 1,000 professionals and maintains regional offices in New York, Maryland, Virginia and California. The Lightstone Group has acquired in excess of $2 billion in real estate over the past 24 months.

For more information on The Lightstone Group, contact the company’s Lakewood, New Jersey headquarters at (800) 347-4078 or visit www.lightstonegroup.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Senior Vice President—Capital Markets
312/917-1300	312/917-1300

Prime Group Realty Trust

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Three months
	ended
	September 30
	2006	2005
Revenue:
Rental	$13,602	$13,055
Tenant reimbursements	8,851	8,873
Other property revenues	1,345	946
Services Company revenue	1,075	814
Total revenue	24,873	23,688

Expenses:
Property operations	7,323	6,809
Real estate taxes	4,972	5,682
Depreciation and amortization	8,681	9,540
General and administrative	1,681	1,383
Services Company operations	949	474
Severance costs	−	187
Total expenses	23,606	24,075
Operating income (loss)	1,267	(387)
Loss from investments in unconsolidated joint ventures	(3,733)	(2,762)
Interest and other income	574	755
Interest:
Expense	(10,200)	(6,048)
Amortization of deferred financing costs	(352)	–
Loss from continuing operations before minority interests	(12,444)	(8,442)
Minority interests	14,565	10,599
Income from continuing operations	2,121	2,157
Discontinued operations, net of minority interests of $4 and $(1,402) in 2006 and 2005, respectively	−	12
Income before loss on sales of real estate	2,121	2,169
Loss on sales of real estate, net of minority interests of $32 in 2005	−	(1)
Net income	2,121	2,168
Net income allocated to preferred shareholders	(2,250)	(2,250)
Net loss available to common shareholders	$(129)	$(82)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(0.55)	$(0.39)
Discontinued operations, net of minority interests	−	0.05
Loss on sales of real estate, net of minority interests	−	–
Net loss available per weighted-average common share of beneficial interest –basic and diluted	$(0.55)	$(0.34)

Prime Group Realty Trust

Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Nine months
	ended
	September 30
	2006	2005
Revenue:
Rental	$40,879	$39,731
Tenant reimbursements	26,660	26,453
Other property revenues	3,374	2,875
Services Company revenue	3,184	2,807
Total revenue	74,097	71,866

Expenses:
Property operations	20,592	19,578
Real estate taxes	15,685	16,819
Depreciation and amortization	27,171	19,459
General and administrative	5,087	6,150
Services Company operations	2,804	2,943
Severance costs	−	363
Strategic alternative costs	−	10,288
Total expenses	71,339	75,600
Operating income (loss)	2,758	(3,734)
Loss from investments in unconsolidated joint ventures	(11,094)	(8,786)
Interest and other income	2,011	2,080
Interest:
Expense	(29,194)	(18,090)
Amortization of deferred financing costs	(1,000)	(1,267)
Loss from continuing operations before minority interests	(36,519)	(29,797)
Minority interests	42,888	13,572
Income (loss) from continuing operations	6,369	(16,225)
Discontinued operations, net of minority interests of $(215) and $(68) in 2006 and 2005, respectively	2	(10,251)
Income (loss) before gain on sales of real estate	6,371	(26,476)
Gain on sales of real estate, net of minority interests of $(638) and $(1,148) in 2006 and 2005, respectively	6	9,073
Net income (loss)	6,377	(17,403)
Net income allocated to preferred shareholders	(6,750)	(6,750)
Net loss available to common shareholders	$(373)	$(24,153)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(1.62)	$(1.45)
Discontinued operations, net of minority interests	0.01	(0.65)
Gain on sales of real estate, net of minority interests	0.03	0.57
Net loss available per weighted-average common share of beneficial interest –basic and diluted	$(1.58)	$(1.53)

Prime Group Realty Trust

Consolidated Balance Sheets

(dollars in thousands, except share and per share amounts)

(Unaudited)

Assets	September 30 2006	December 31 2005
Real estate:
Land	$91,760	$92,220
Building and improvements	342,854	335,951
Tenant improvements	44,476	43,200
Furniture, fixtures and equipment	554	521
	479,644	471,892
Accumulated depreciation	(26,573)	(11,142)
	453,071	460,750
In-place lease value, net	28,447	39,912
Above-market lease value, net	25,162	30,638
Property under development	–	1,501
	506,680	532,801

Investments in unconsolidated entities	99,930	111,197
Cash and cash equivalents	23,255	17,609
Receivables, net of allowance for doubtful accounts of $468 and $1,086 at September 30, 2006 and December 31, 2005, respectively:
Tenant	840	1,915
Deferred rent	4,990	2,184
Other	4,831	1,724
Restricted cash escrows	40,291	96,654
Deferred costs, net	7,137	5,220
Other	4,219	2,617
Total assets	$692,173	$771,921

Liabilities and Shareholders' Equity
Mortgage notes payable	$508,695	$452,965
Accrued interest payable	4,286	1,796
Accrued real estate taxes	16,351	22,389
Accrued tenant improvement allowances	4,688	11,792
Accounts payable and accrued expenses	5,646	6,527
Liabilities for leases assumed	5,413	7,618
Below-market lease value, net	12,806	16,195
Dividends payable	2,250	2,250
Other	6,913	9,136
Total liabilities	567,048	530,668
Minority interests:
Operating Partnership	93,848	135,853
Shareholders' equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B – Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid-in capital	106,939	106,239
Accumulated other comprehensive income	–	–
Distributions in excess of earnings	(75,704)	(881)
Total shareholders' equity	31,277	105,400
Total liabilities and shareholders' equity	$692,173	$771,921